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                                                                     Exhibit 1.1

                   5,500,000 Shares of Class A Common Stock



                                 FTD.COM INC.


                            UNDERWRITING AGREEMENT
                            ----------------------


                                           [     ], 1999



BEAR, STEARNS & CO. INC.
THOMAS WEISEL PARTNERS LLC
VOLPE BROWN WHELAN & COMPANY, LLC
E*TRADE SECURITIES, INC.
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Ladies and Gentlemen:

     FTD.COM INC., a corporation organized and existing under the laws of Delaware (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,500,000 shares (the "Firm Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 825,000 shares (the "Additional Shares") of Class A Common Stock. The Firm Shares and any Addi tional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.


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     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-78857), for the registra tion of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration State ment", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospec tus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. The Commission has not issued a stop order suspending the effective ness of the Registration Statement, preventing or suspending the use of any prelimi nary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration State ment, nor, to the Company's knowledge, has the Commission instituted or threatened to institute any proceedings with respect to a stop order.

          (b) At the respective time of the effectiveness of the Registra tion Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respec tively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and the Prospectus, any


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preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares (as hereinafter defined). When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the state ments therein in light of the circumstances under which they were made not mislead ing. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) KPMG LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which informa tion is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, including but not limited to relationships with customers and suppliers of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registra tion Statement and the Prospectus.

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          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (f) The execution, delivery, and performance of this Agree ment and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties or assets may be bound, except for conflicts, breaches, defaults or Repayment Events that would not have a Material Adverse Effect or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws the Company or any judg ment, decree, order, statute, rule or regulation of any court or any public, govern mental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. For the purposes of this Agreement, the term "Material Adverse Effect" means a material adverse change in the business, prospects, proper ties, operations, condition (financial or other) or results of operations of the Com pany. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of their respective subsidiaries or any of their respective properties or assets is required for the execu tion, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribu tion of the Shares by the Underwriters. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (g) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemp tive or similar rights. All of the outstanding shares of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock") is owned by

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Florists' Transworld Delivery, Inc. ("FTD Inc."), free and clear of any liens, mort gages, pledges, charges, security interests, claims, encumbrances or other defects in title whatsoever except for the pledge of such Class B Common Stock pursuant to the credit agreement of FTD Inc. as described in the Registration Statement. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, will not have been issued in violation of or be subject to any preemptive or similar rights and no holder of Shares will be subject to personal liability by reason of being such a holder. The Company had, at March 31, 1999, after giving effect to (i) the formation of the Company and the initial contribution of certain assets by FTD Inc. and the assumption of certain liabilities of FTD Inc. pursuant to the Formation Agreement, dated as of May 19, 1999, between the Company and FTD Inc., and (ii) the issuance and sale of 90,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The authorized capital stock of the Company, including the Class B Common Stock, the Firm Shares and the Additional Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, each such Governmental License is valid and in full force and effect and no such Governmental License contains a materially burdensome restriction not adequately disclosed in the


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Registration Statement and the Prospectus and the Company has not received any notice of proceedings relating to the revocation of any such Governmental Licenses. The Company has no subsidiaries.

          (i) The Company is not in violation of its charter or by-laws or in default (or would be in default with notice or lapse of time, or both) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which any of its properties may be bound, which default or defaults would have in the aggregate a Material Adverse Effect, or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have in the aggregate a Material Adverse Effect.

          (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated against the Company which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

          (k) Neither the Company nor any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares.

          (l) The financial statements, including the notes thereto, and the financial data schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial data schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

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          (m)  The Company has filed all federal, state, local and foreign tax returns that have been required to be filed as of the date hereof and has paid all material taxes shown as due thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. There is no material tax deficiency that has been or might reasonably be expected to be asserted or, to the Company's knowledge, threatened against the Company.

          (n) The Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company. Any real property and buildings held under lease occupied by the Company are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

          (o) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, trade dress, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct, in all material respects, the business now conducted or presently contemplated to be conducted by the Company, as described in the Registration Statement and the Prospectus ("Intellectual Property"). FTD Inc. and the Company have taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and made appropriate filings and registrations in connection with the foregoing. Other than as described in the Registration Statement and the Prospectus: (i) to the Company's knowledge, there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting, in all material respects, its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights in the Intellectual Property of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) the Company has not and (if the Intellectual Property is licensed) to the Company's

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knowledge, the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property except for infringements or conflicts which, if determined adversely to the Company or the licensor, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) there is, to the knowledge of the Company, no dispute between the Company or any licensor with respect to any Intellectual Property. True and correct copies of all material licenses and other material agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

          (p) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

          (q) The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

          (r) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (s) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (t) There are no existing or, to the knowledge of the Company, threatened labor disputes with any employees of the Company or FTD Inc. that would have a Material Adverse Effect.

          (u) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where such noncompliance would not have a Material Adverse Effect, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business, except where such failure to obtain permits, licenses or other approvals will not have a Material Adverse Effect

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and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to comply with the terms and conditions of such permits, licenses or approvals will not have a Material Adverse Effect.

          (v) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would have a Material Adverse Effect has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in
Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (w) The Company maintains a system of internal accounting controls that, taken as a whole, is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, without limitation, insurance coverage real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

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          (y)  The Company has reviewed its operations and that of FTD Inc. and any other third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by Year 2000 issues. As a result of such review, the Company has no reason to believe, and does not believe, that Year 2000 issues will have a Material Adverse Effect. The term "Year 2000 issues," as used herein, means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (z) Each of the Intercompany Services Agreement, the Trademark Licensing Agreement, the Intercompany Indemnification Agreement, the Tax Sharing Agreement, as amended by the First Amendment to Tax Sharing Agreement, the Florists' Online Hosting Agreement and the Commission Agreement (each as defined in the Prospectus) has been duly authorized, executed and delivered by the Company, FTD Inc. and FTD Corporation, as the case may be, and constitutes the binding agreement of the Company, FTD Inc. and FTD Corporation, as the case may be, and is enforceable against the Company, FTD Inc. and FTD Corporation, as the case may be, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (aa) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

     2.   Purchase, Sale and Delivery of the Shares.
          ------------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase
price per share of $[     ], the number of Firm Shares set forth opposite the
respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

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          (b)  Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Underwriters' Counsel"), 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M. on the third or fourth Business Day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment shall be made to the Company by wire transfer in same day funds, against delivery to you at the offices of Underwriters' Counsel, or such other location as may be mutually acceptable, for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 825,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the fifth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you

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may request in writing at least two full Business Days prior to the Additional
Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

     The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 5,500,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

     Payment of the purchase price for the Additional Shares shall be made to the Company by wire transfer in same day funds at the offices of Underwriters' Counsel, 919 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3.   Offering.
          --------

          (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          (b) The Company and the Underwriters hereby agree that up to 7.5 percent of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees of and certain persons designated by the Company ("the Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, provided, however, that under no circumstances will Bear, Stearns & Co. Inc. ("Bear Stearns") or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby.

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     4. Covenants of the Company. The Company covenants and agrees with the
Underwriters that:

          (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date of the Prospectus, the Company will not directly or indirectly, without the prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, or otherwise dispose of or encumber or otherwise create or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) of the Rules and Regulations of the Commission under the Exchange Act) in, any Class A Common Stock (or any securities convertible into, exercisable for or exchangeable for Class A Common Stock, including, without limitation, shares of the Company's Class B Common Stock, par value $.01 per share), and the Company will obtain the undertaking of FTD Inc. and each of the Company's officers and directors as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of stock options as may be outstanding from time to time. The Company agrees not to waive any undertaking obtained pursuant to this paragraph.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and report such use of proceeds as may be required pursuant to Rule 463 of the Regulations.

          (i) The Company will use its best efforts to cause the Shares to quoted on the Nasdaq National Market and to maintain such quotation so long as any of the Shares are outstanding.

          (j) The Company hereby agrees that it will ensure that the Directed Shares are restricted as required by the National Association of Securities Dealers, Inc. or the National Association of Securities Dealers, Inc. rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the Closing Date. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (k) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with
(i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), duplicating, filing and distributing the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, and
(viii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to certain employees of and certain persons designated by the Company.

     6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and FTD Corporation herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the

Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received a letter from Jones, Day, Reavis & Pogue, special counsel for the Company dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, that contains the following opinions:

               (i) The company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is qualified to do business and is in good standing under the laws of the State of Illinois.

               (ii) The Company has the authorized capital stock as set forth in the first sentence under the caption "Description of Capital Stock" in the Prospectus and the authorized capital stock of the Company, including the Shares, conforms in all material respects as to legal matters to the description thereof set forth under that caption. All of the shares of capital stock of the Company issued and outstanding immediately prior to the sale of the Firm Shares have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right granted under the DGCL, or the Company's certificate of incorporation or by-laws or, to such counsel's knowledge, based upon such counsel's review of the Company's minute books, its certificate of incorporation and by-laws and the agreements and instruments filed as exhibits to the Registration Statement, any contractual preemptive or other contractual right to subscribe for or purchase such shares from the Company.

               (iii) Based solely on such counsel's review of the Company's minute books and stock ledger and assuming that the Company has taken the actions with respect to its capital stock authorized by the minutes set forth in those minute books and has taken no action inconsistent therewith or action other than authorized by such minutes, except as disclosed in the Prospectus, all of the issued and outstanding shares of Class B Common Stock are owned of record by FTD Inc. and are not subject to any adverse claim (as defined in Section 8-302 of the New York Uniform Commercial Code).

               (iv) The Firm Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Firm Shares will not be subject to any preemptive right granted under the DGCL or the Company's certificate of incorporation or by-laws or, to such counsel's knowledge, based upon such counsel's review of the Company's minute books and its certificate of incorporation and by-laws and the agreements and instruments filed as exhibits to the Registration Statement, any contractual preemptive or other contractual right to subscribe for or purchase shares of capital stock from the Company.

               (v) Such counsel has been advised by the Commission that the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement under the Act has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Such counsel has been advised by the staff of The Nasdaq Stock Market, Inc. that the Shares are approved for quotation on the Nasdaq National Market.

               (vi) This Agreement has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

               (vii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (A) result in the violation by the Company of any statute or any rule, order or regulation having the force of law or of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, in each case known to such counsel, (B) conflict with or result in a default by the Company under its certificate of incorporation or by-laws, or (C) constitute a violation of or default under the terms of any agreement or instrument filed as an exhibit to the Registration Statement; and except for the registration of the Shares under the Act and such consents, approvals, authorizations, registration or qualifications as may be required under the Exchange Act and applicable state securities or Blue Sky laws governing the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

               (viii) The Company is not, and upon consummation of the transactions contemplated by this Agreement, will not be, an "investment company" within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

               (ix) The statements in the Prospectus under the caption "Description of Capital Stock," and in Item 15 of Part II of the Registration Statement insofar as they purport to summarize the provisions of documents or matters of law referred to therein or constitute legal conclusions are accurate in all material respects.

               (x) The form of certificate evidencing the Class A Common Stock has been approved by all necessary corporate action of the Company and complies as to form with the requirements of the DGCL.

               (xi) Each of the Intercompany Services Agreement, the Trademark Licensing Agreement, the Tax Sharing Agreement, the Florists' Online Hosting Agreement and the Commission Agreement have been duly authorized executed and delivered by the Company and FTD Corporation, as the case may be and each of the Intercompany Services Agreement, the Trademark Licensing Agreement, the Tax Sharing Agreement, the Florists' Online Hosting Agreement and the Commission Agreement is a valid and binding obligation of each of the Company and FTD Corporation, as the case may be, enforceable against each of the Company and FTD Corporation, as the case may be, in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity.)

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          In addition, such letter shall also contain a statement that such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time, in connection therewith, such counsel has had discussions with certain officers, directors and employees of the Company, FTD Corporation and FTD Inc., representatives of KPMG LLP, the independent accountants who examined certain of the financial statements of the Company included in the Registration Statement, the Representatives and counsel to the Underwriters concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-1. Based thereupon, such counsel is of the view that the Registration Statement (other than the financial statements and other financial data included therein, and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and the Prospetus on the authority of KPMG LLP as experts, as to which such counsel is not called upon to express a view) at the time the Registration Statement became effective under the Act complied, and the Prospectus

(with the foregoing exceptions) as of its date complied, as to form in all material respects with the requirements of the Act and the Regulations.

     In addition, such letter shall also contain a statement that such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus except to the extent of the opinion expressed above in the first sentence of clause (ii) and in clause (ix). Based solely on the participation and discussions described above in the immediately preceding paragraph, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for the financial statements and other financial data included therein, and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and the Prospectus on the authority if KPMG as experts, as to which such counsel is not called upon to express a view), at the time it became effective contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) as of its date contained, or on the date hereof contains, any untrue statement of a material fact or as of its date omitted, or on the date hereof omits, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At the Closing Date, you shall have received the opinion of Bruce
A. Tassan, Esq., counsel for the Company and FTD Inc., dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters' Counsel, to the effect that:

               (i) FTD Inc. is identified in the records of the United States Patent and Trademark Office ("PTO") as the sole owner of record of each of the trademark registrations and applications listed in Schedule A in such opinion (herein called the "Trademarks"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Trademarks, there are no liens which have been filed against any of the Trademarks, there are no material defects of form in the preparation or filing of the Trademarks, Trademark applications are being diligently prosecuted, and none of the Trademarks has been finally rejected or abandoned. Further, nothing has come to such counsel's attention that leads such counsel to believe that the

          Trademark applications will not eventuate in registered Trademarks, or that any Trademark registrations issued, or to be issued in respect of any such Trademark applications, will not be valid or will not afford FTD Inc. reasonable trademark protection relative to the subject matter thereof.

               (ii) To such counsel's knowledge and limited to the United States, the Company owns or possesses valid and enforceable licenses or other rights to use all Intellectual Property, including but not limited to, licenses from FTD Inc.

               (iii) To such counsel's knowledge and limited to the United States, except as set forth on an exhibit to such counsel's opinion and other than as described in the Registration Statement and the Prospectus (A) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (B) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or, if the Intellectual Property is licensed to the Company, in respect of any third party licensor; (C) the Company has not and, to the extent any Intellectual Property is licensed to the Company, no third party licensor has, infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (D) there is no dispute between the Company or any third party licensor, including but not limited to, FTD Inc. with respect to any Intellectual Property.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration

Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to you, stating that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company a reading of the minutes of meetings and consents of the stockholders and the board of directors of the Company and the committees of such board subsequent to June 30, 1998, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to June 30, 1998, a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No. 71, Interim

Financial Information with respect to the nine-month period ended March 31, 1999 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999, there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from April 1, 1999 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and
(iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (h) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

     7.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and subject to subsection (d) of this Section 7, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company relating to any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company), each of the officers of the Company who shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and, subject to subsection (d) of this Section 7, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company relating to any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last sentence of last paragraph of the cover page and in the last sentence of the fourth paragraph, the twelfth paragraph, the fifteenth paragraph and the sixteenth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by them as a result of the failure of the Directed Shares Purchasers to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares.

          (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (A) the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), (B) such indemnifying party shall have received notice of the terms of such settlement at least 20 Business Days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 7(d) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and, subject to the last sentence of this Section 8, any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company)) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii). The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company) shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such consent was not unreasonably withheld.

     9.   Default by an Underwriter.
          -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares, as the case may be.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become, and does become, a director of the Company) or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.  Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective, upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or
(iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Scott A. Singer, Managing Director, fax no. (212) 272-4041; if sent to the Company, shall be mailed, delivered, or sent by facsimile, telex or telegraph and confirmed in a letter to the Company, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, Attention: Michael
J. Soenen, President and Chief Executive Officer, fax no. (630) 724-6019.

     13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       FTD.COM INC.


                                       By: ________________________________
                                           Name:
                                           Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
THOMAS WEISEL PARTNERS LLC
VOLPE BROWN WHELAN & COMPANY, LLC
E*TRADE SECURITIES INC.


By:  BEAR, STEARNS & CO. INC.


By: ___________________________
    Name:
    Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I



                                              Number of Firm Shares
Name of Underwriter                              to be Purchased
-------------------                           ---------------------

Bear, Stearns & Co. Inc.  . . . . . .

Thomas Weisel Partners LLC  . . . . .

Volpe Brown Whelan & Company, LLC . .

E*TRADE Securities, Inc.  . . . . . .



                              Total. . . . . ._________
                                              5,500,000
                                              ---------

                                  SCHEDULE II


Richard C. Perry
Michael J. Soenen
Peter K. Poli
Frederick K. Johnson
Brian G. Chapman
Habib Y. Gorgi
Veronica K. Ho
Gary K. Silberberg
Florists' Transworld Delivery, Inc., a Michigan corporation